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                                  EXHIBIT 11.2

                              COMPUTATION OF FULLY

                                DILUTED EARNINGS

                                   PER SHARE

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                      NORRELL CORPORATION AND SUBSIDIARIES
                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
           (Dollars and shares in thousands, except per share amounts)


                                                              Three Months Ended            Twelve Months Ended
                                                         ---------------------------    --------------------------
                                                         November 2,     October 27,    November 2,    October 27,
                                                            1997            1996            1997           1996
                                                            ----            ----            ----           ----
INCOME AVAILABLE TO COMMON SHARES
FULLY DILUTED:
   Net (loss) income applicable to common stock           $   (397)        $ 7,275        $24,458        $25,257
                                                          ========         =======        =======        =======

WEIGHTED AVERAGE SHARES
FULLY DILUTED:
   Common shares                                            26,723          23,540         24,660         23,407
   Common share equivalents applicable to stock options      2,105           2,216          2,106          2,344
                                                          --------         -------        -------        -------
     Total                                                  28,828          25,756         26,766         25,751
                                                          ========         =======        =======        =======

EARNINGS PER SHARE (A)
FULLY DILUTED:
   Net (loss) income applicable to common stock           $  (0.01)        $  0.28        $  0.91        $  0.98
                                                          ========         =======        =======        =======






(a) This calculation is submitted in accordance with Regulation S-K 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 since it results in dilution of less than 3%.